FOR IMMEDIATE RELEASE:

Investor Contact:
Tom Line-Chief Financial Officer
614-255-5989 (tline@diamond-hill.com)

Media Contact:
Margaret Kirch Cohen
CL-Media Relations, LLC
847-507-2229 (margaret@cl-media.com)

DIAMOND HILL INVESTMENT GROUP, INC. REPORTS RESULTS FOR
SECOND QUARTER 2020

        COLUMBUS, Ohio - Aug. 5, 2020 - Diamond Hill Investment Group, Inc. (NASDAQ:DHIL) today reported unaudited financial results for the second quarter of 2020.

Following are selected highlights for the quarter ended June 30, 2020:

•Assets under management were $20.6 billion compared with $17.5 billion as of March 31, 2020, and $21.6 billion for the year-earlier period.
•Average assets under management were $19.7 billion compared with $21.5 billion during the second quarter of 2019.
•Net inflows were $231 million, compared with $417 million of net outflows in the same period in 2019.
•Revenue was $28.2 million versus $33.5 million in the second quarter of 2019 because of an increase in the mix of assets held in lower fee strategies and a decrease in average assets under management.
•Operating profit margin was 25% versus 36% for the second quarter of 2019. Operating profit margin, as adjusted6, was 38% for the second quarter of 2020 and 40% for the same period of 2019.
•Net income attributable to common shareholders was $12.2 million, down from $13.2 million during the second quarter of 2019 primarily because of lower revenue and partially offset by an increase in investment income.
•Earnings per share attributable to common shareholders - diluted was $3.79.
•Diamond Hill repurchased shares totaling $2.8 million.
•Total cash and corporate investments held directly by Diamond Hill Capital Management increased to $188.5 million, or $58.67 per share.

"While the ongoing economic effects of the COVID-19 global health crisis persist, our assets under management recovered after the market downturn experienced in March,” said Heather Brilliant, president and CEO of Diamond Hill. “Average assets under management decreased year over year and we continued to have net inflows into lower-fee strategies. Both contributed to the revenue decline. We appreciate the partnership we have with our clients, who understand our intrinsic value, long-term investment philosophy and continue to entrust us with additional business.”

“Our team continues to focus on providing superior long-term investment capabilities, and we are honored to receive recognition for the results we generate for our clients,” Brilliant added. “In May, the Diamond Hill Corporate Credit Fund was upgraded to a Morningstar Analyst Rating of Silver, adding to five other Diamond Hill funds that have earned Gold, Silver or Bronze medals from Morningstar.”

Operating results for the quarter ended June 30, 2020 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2020, particularly because of the continuing effects of COVID-19 on the U.S. and global economies. While the Company expects the pandemic and the related responses to continue to negatively affect results of operations, cash flows and financial position, at this time the Company cannot reasonably estimate the full effect, given the uncertainty over the duration and severity of the pandemic.
As previously announced, Diamond Hill will hold the management presentation and question and answer portions of its 2020 Annual Meeting of Shareholders from 10 a.m. to 11:30 a.m. ET on Tuesday, Aug. 11, via webcast. Details are available at ir.diamond-hill.com. If shareholders have questions about the second-quarter earnings, please send them to ir@diamond-hill.com.

Selected Income Statement Data
(in thousands, except per share figures)

	Three Months Ended June 30,
	2020	2019	% Change
Revenue	$28,249	$33,545	(16)%
Compensation and related costs, excluding deferred compensation expense	12,558	14,342	(12)%
Deferred compensation expense	3,826	1,283	NM
Other expenses	4,837	5,840	(17)%
Total operating expenses	21,221	21,465	(1)%
Net operating income	7,028	12,080	(42)%
Investment income, net	11,563	6,519	77%
Net income before taxes	18,591	18,599	—%
Income tax expense	(4,952)	(4,442)	11%
Net income	13,639	14,157	(4)%
Net income attributable to redeemable noncontrolling interest	(1,438)	(962)	49%
Net income attributable to common shareholders	$12,201	$13,195	(8)%

Earnings per share attributable to common shareholders - diluted	$3.79	$3.79	—%

	Six Months Ended June 30,
	2020	2019	% Change
Revenue	$60,175	$66,124	(9)%
Compensation and related costs, excluding deferred compensation (benefit) expense	27,975	27,899	—%
Deferred compensation expense (benefit)	(4,330)	3,694	NM
Other expenses	9,037	11,317	(20)%
Total operating expenses	32,682	42,910	(24)%
Net operating income	27,493	23,214	18%
Investment income (loss), net	(10,836)	20,804	NM
Net income before taxes	16,657	44,018	(62)%
Income tax expense	(5,547)	(10,305)	(46)%
Net income	11,110	33,713	NM
Net loss (income) attributable to redeemable noncontrolling interest	2,621	(3,585)	(173)%
Net income attributable to common shareholders	$13,731	$30,128	(54)%

Earnings per share attributable to common shareholders - diluted	$4.23	$8.64	(51)%

Selected Balance Sheet Data
(in thousands, except per share figures)

	As of
	June 30, 2020	December 31, 2019
Total cash and corporate investments held directly by DHCM	$188,488	$187,189
Shareholders' equity	$200,151	$192,856
Book value per share	$62.30	$58.54
Cash and corporate investments per share	$58.67	$56.82

	Change in Assets Under Management
	For the Three Months Ended June 30,
(in millions)	2020	2019
AUM at beginning of the period	$17,496	$20,880
Net cash inflows (outflows)
proprietary funds	(59)	(531)
sub-advised funds	146	76
separately managed accounts	144	38
	231	(417)
Net market appreciation and income	2,918	1,149
Increase during the period	3,149	732
AUM at end of the period	$20,645	$21,612

Average AUM during the period	$19,729	$21,526

	Change in Assets Under Management
	For the Six Months Ended June 30,
(in millions)	2020	2019
AUM at beginning of the period	$23,399	$19,108
Net cash inflows (outflows)
proprietary funds	(47)	(815)
sub-advised funds	691	135
separately managed accounts	(162)	(171)
	482	(851)
Net market appreciation (depreciation) and income	(3,236)	3,355
Increase (decrease) during the period	(2,754)	2,504
AUM at end of the period	$20,645	$21,612

Average AUM during the period	$20,591	$21,008

	Net Cash Inflows (Outflows) Further Breakdown For the Three Months Ended June 30,
(in millions)	2020	2019
Net cash inflows (outflows)
Equity	$(374)	$(691)
Fixed Income	605	274
	$231	$(417)

	Net Cash Inflows (Outflows) Further Breakdown For the Six Months Ended June 30,
(in millions)	2020	2019
Net cash inflows (outflows)
Equity	$(192)	$(1,285)
Fixed Income	674	434
	$482	$(851)

About Diamond Hill:
Based in Columbus, Ohio, Diamond Hill is an independent active asset manager with significant employee ownership and $20.6 billion in assets under management as of June 30, 2020.  Investment strategies include long-only U.S. and international equity, alternative long-short equity and fixed income. Diamond Hill invests on behalf of institutions and individuals by providing strategies that deliver lasting value through a shared commitment to its intrinsic value investment philosophy, long-term perspective, disciplined approach and alignment with client interests. For more information visit
www.diamond-hill.com.

Use of Supplemental Data as Non-GAAP Performance Measure
As supplemental information, Diamond Hill is providing performance measures that are based on methodologies other than U.S. generally accepted accounting principles (“non-GAAP”). Management believes the non-GAAP measures below are useful measures of its core business activities, are important metrics in estimating the value of an asset management business, and may enable more appropriate peer comparisons. These non-GAAP measures should not be a substitute for financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) and may be calculated differently by other companies. The following schedule reconciles GAAP measures to non-GAAP measures for the three and six months ended June 30, 2020 and 2019, respectively.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages and per share data)	2020	2019	2020	2019
Total revenue	$28,249	$33,545	$60,175	$66,124

Net operating income, GAAP basis	$7,028	$12,080	$27,493	$23,214
Non-GAAP adjustment:
Gains (losses) on deferred compensation plan investments, net(1)	3,826	1,283	(4,330)	3,695
Net operating income, as adjusted, non-GAAP basis(2)	10,854	13,363	23,163	26,909
Non-GAAP adjustment:
Tax provision on net operating income, as adjusted, non-GAAP basis(3)	(3,133)	(3,366)	(6,665)	(6,858)
Net operating income, as adjusted, after tax, non-GAAP basis(4)	$7,721	$9,997	$16,498	$20,051

Net operating income, as adjusted after tax per diluted share, non-GAAP basis(5)	$2.40	$2.87	$5.08	$5.75
Diluted weighted average shares outstanding, GAAP basis	3,221	3,478	3,247	3,487

Operating profit margin, GAAP basis	25%	36%	46%	35%
Operating profit margin, as adjusted, non-GAAP basis(6)	38%	40%	38%	41%

(1) Gains on deferred compensation plan investments, net: The gain on deferred compensation plan investments, which increases deferred compensation expense included in operating income, is removed from operating income in the calculation because it is offset by an equal amount in investment income below net operating income on the income statement, and thus has no impact on net income attributable to the Company.
(2) Net operating income, as adjusted: This non-GAAP measure represents the Company’s net operating income adjusted to exclude the impact on compensation expense of gains and losses on investments in the deferred compensation plan.
(3) Tax provision on net operating income, as adjusted: This non-GAAP measure represents the tax provision excluding the impact of investment related activity and is calculated by applying the unconsolidated effective tax rate to net operating income, as adjusted.
(4) Net operating income, as adjusted, after tax: This non-GAAP measure deducts from the net operating income, as adjusted, the tax provision on net operating income, as adjusted.
(5) Net operating income, as adjusted after tax per diluted share: This non-GAAP measure was calculated by dividing the net operating income, as adjusted after tax, by diluted weighted average shares outstanding.
(6) Operating profit margin, as adjusted: This non-GAAP measure was calculated by dividing the net operating income, as adjusted, by total revenue.

Diamond Hill does not promote that investors consider the above non-GAAP financial measures alone, or as a substitute for, financial information prepared in accordance with GAAP.

Throughout this press release, the Company may make forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, relating to such matters as anticipated operating results, prospects and levels of assets under management, technological developments, economic trends (including interest rates and market volatility), expected transactions and similar matters. The words "believe," "expect," "anticipate," "estimate," "should," "hope," "seek," "plan," "intend" and similar expressions identify forward-looking statements that speak only as of the date thereof. While we believe that the assumptions underlying our forward-looking statements are reasonable, investors are cautioned that any of the assumptions could prove to be inaccurate and, accordingly, our actual results and experiences could differ materially from the anticipated results or other expectations expressed in our forward-looking statements.

Factors that could cause our actual results to differ materially from the results referred to in the forward-looking statements are discussed under "Item 1A. Risk Factors" and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as well as under "Item 1A. Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. These factors include, but are not limited to: the adverse effect from a decline in the securities markets; a decline in the performance of our products; the effect of national, regional and global economic conditions generally, including significant economic disruptions from COVID-19 and the actions taken in connection therewith; changes in interest rates; changes in national and local economic and political conditions, the continuing economic uncertainty in various parts of the world; changes in government policy and regulation, including monetary policy; changes in our ability to attract or retain key employees; unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations; and other risks identified from time-to-time in other public documents on file with the SEC.

In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other persons, that our objectives and plans will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.

325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com